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                          CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements Form S-3 (No. 333-15827) and Form S-8 (Nos. 333-66339; 333-26451; and
333-01131) of Aegis Communications Group, Inc. of our report dated April 17, 1998 with respect to the consolidated statements of operations, shareholders' equity, and cash flows of Aegis Communications Group, Inc. (formerly IQI, Inc.) included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                       Ernst & Young LLP


Los Angeles, California
March 28, 2000